UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2018
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 2, 2018, Taylor Devices, Inc. held its Annual Meeting of Shareholders. The voting results of the shareholders of Taylor Devices, Inc. common stock are as follows:

The first matter voted upon at the meeting was the election of John Burgess and F. Eric Armenat as Class 1 Directors, each to serve a three year term expiring in 2021.

1,175,531 votes were cast for Mr. Burgess and 717,599 votes were withheld. Broker non-votes were 975,847.

1,301,920 votes were cast for Mr. Armenat and 591,210 votes were withheld. Broker non-votes were 975,847.

The second matter voted upon at the meeting was the election of Alan R. Klembczyk as a Class 3 Director to serve a one year term expiring in 2019.

1,308,883 votes were cast for Mr. Klembczyk and 584,247 votes were withheld. Broker non-votes were 975,847.

The third matter voted upon at the meeting was the election of Mark V. McDonough as a Class 2 Director to serve a two year term expiring in 2020.

1,291,102 votes were cast for Mr. McDonough and 602,028 votes were withheld. Broker non-votes were 975,847.

The fourth matter voted upon at the meeting was the ratification of the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2019.

2,841,497 votes were cast for Lumsden & McCormick, LLP, 11,385 votes were cast against and 16,095 votes abstained.

The fifth matter voted upon at the meeting was the adoption of the 2018 Taylor Devices, Inc. Stock Option Plan (the "Plan").

1,002,035 votes were cast for the adoption of the Plan, 878,133 votes were cast against and 12,842 votes abstained. Broker non-votes were 975,847.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)
Date: November 7, 2018	By:	/s/Mark V. McDonough
Mark V. McDonough Chief Financial Officer